UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

(AMENDMENT NO. )

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 31, 2020

Date of Report (Date of earliest event reported)

Toga Limited
(Exact name of registrant as specified in its charter)

Nevada	001-39052	98-0568153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2575 McCabe Way, Suite 100 Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

(949) 333-1603

(Registrant's telephone number)

__________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol(s)	Name of each Exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

Termination of the Agel Amended Subscription Agreement

On June 5, 2019, Toga Limited (the “Company”) effected a reverse-split of all of the outstanding shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at the rate of one share for every ten shares (10:1). Accordingly, for ease of reference, all share amounts and prices referenced below are on a post June 5, 2019 stock-split basis, reflecting the equivalent amounts as of the date of this filing.

On May 7, 2018, the Company entered into a subscription agreement (the “Subscription Agreement”) with Agel Enterprises International Sdn Bhd, a Malaysian company (“Agel”). Pursuant to the Subscription Agreement, the Company offered Agel the option to purchase up to 107,675,242 shares of its Common Stock at a purchase price of $0.20 per share (for an aggregate purchase price of $21,535,048). Funds provided to the Company pursuant to this private placement were to be used for the Company’s general operating expenses. The shares were to be issued to Agel as payment was received. On December 24, 2018, the parties agreed that Agel would be allowed to purchase any portion of the remaining offered shares by remitting Bitcoins to the Company in lieu of cash.

On March 18, 2019, the Company and Agel amended the Subscription Agreement so that the subscription price per share was adjusted to “Market Price” (defined as the five-day closing bid price of the Company’s common stock as quoted on OTCMarkets.com) (“Amended Subscription Agreement”). .

Agel purchased an aggregate of 21,639,713 shares of the Company’s Common Stock pursuant to the Subscription Agreement, as amended for an aggregate amount of $5,302,000 as follows:

•	Between August 1, 2018 and March 18, 2018, Agel purchased 12,846,812 shares of Common Stock for an aggregate of $2,569,358 in cash at a purchase price of $0.20 per share; and
•	Between December 26, 2018 and February 22, 2019, Agel purchased 8,686,113 shares of Common Stock for an aggregate of $1,737,142 in Bitcoins at a purchase price of $0.20 per share;
•	On March 18, 2019, Agel purchased 11,072 shares of Common Stock for $97,436 in Bitcoins at a purchase price of $8.80 per share;
•	On May 9, 2019, Agel purchased 88,194 shares of Common Stock for $829,025 in Bitcoins at a purchase price of $9.40 per share; and
•	On July 24, 2019, Agel purchased 7,521 shares of Common Stock for $69,039 in Bitcoins at a purchase price of $9.179 per share.

The shares of Common Stock acquired on or after March 18, 2019 were acquired at a purchase price per share equal to the Market Price of the Common Stock on the date of purchase. No sales under the Agel Amended Subscription Agreement have occurred since July 2019.

Agel was in the business of engaging agents to sell certain of the Company’s products through direct marketing efforts. Between August 2018 and August 2019, Agel transferred 21,642,932 shares of the Company’s Common Stock to its agents (independent contractors). The agents received the shares of the Company’s Common Stock in lieu of commission fees for services provided to Agel at a price ranging between $0.10 and $0.30 per share. In addition, August 22, 2019, Agel received 290,272 shares from Toga Capital Sdn Bhd, a Malaysian company. As of August 17, 2020, Agel holds a balance of 287,053 shares in the Company.

The Company and Agel mutually agreed to terminate the Subscription Agreement, as amended, effective May 31, 2020.

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Termination of the Agel Yipps Agreement

On May 1, 2019, the Company’s wholly-owned subsidiary TOGL Technology Sdn Bhd (“TOGL”) entered into a Yipps Agreement with Agel for the purchase of Yipps in quantities and for a purchase price that would be set forth from time to time in subsequent purchase orders. Yipps are used as currency in the Company’s social-media messaging app Yippi. Once purchased by a user, Yipps can be used in a variety of different ways within the Yippi App. Yipps can be used to gift or tip other users, or to purchase merchandise and services from vendors. Yipps points are purchased in cash. When these points are initially purchased (but not yet used), they are recognized as deferred revenue. When these points are later used within the Yippi App (for purchases, tipping, gifting, etc.), the revenue is recognized.

Upon use or redemption of the Yipps inside of the Yippi app, the Company pays the price set by the third-party supplier of the desired product or service (approximately 70% of the total cost of the item) and retains the balance as a commission (approximately 30% of the total cost of the item). The exception to this commission breakdown is when Yipps are used to redeem products and services in the Company’s TogaGo travel platform, where the Company currently takes a much lower commission to keep advertised prices low and encourages the use of the TogaGo platform (the Company’s commission is approximately 3-5% of the total cost of the product or service purchased). At the time the Yipps are used and the revenue is recognized, the amount that is paid to third-party suppliers of the goods or services is recorded by the Company as the cost of goods sold.

The Company initially did not have a method of distributing the Yipps itself on the Yippi App. As such, Agel acquired the Yipps from the Company pursuant to the Yipps Agreement, and then subsequently sold them to third parties to be used on the Yippi App. Agel did not recognize a profit from the distribution of the Yipps. During the term of the Yipps Agreement, from May 1, 2019 through May 31, 2020, Agel purchased approximately MYR$6.6 million in Yipps, which is approximately USD$1.6million. This was recognized by the Company as deferred revenue.

Beginning in December 2019, the Company obtained the capability of selling the Yipps itself on the Yippi App, and soon thereafter, no longer required Agel’s services for distribution of the Yipps. Pursuant to the terms of the Agel Yipps Agreement, TOGL and Agel mutually agreed to terminate the Yipps Agreement effective May 31, 2020.

Yipps do not have an expiration date, and this is a relatively new revenue source for the Company (deferred revenue from Yipps was first recorded in May 2019).

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TOGA LIMITED

DATED: August 17, 2020	By:	/s/ Alexander D. Henderson
Alexander D. Henderson
Chief Financial Officer (Principal Financial and Accounting Officer)

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